Exhibit 99.2

TRIMAS CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Overview
On December 20, 2019, TriMas Corporation ("TriMas" or the "Company") completed the previously announced sale of its Lamons division (the “Lamons Division”) to two wholly-owned subsidiaries of an investment fund sponsored by First Reserve, pursuant to an Asset and Stock Purchase Agreement dated as of November 1, 2019 (the “Purchase Agreement”), for a purchase price of $135 million, subject to certain adjustments as set forth in the Purchase Agreement.
The following unaudited pro forma consolidated financial information is based on historical consolidated financial information of TriMas, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, adjusted to reflect the sale of the Lamons Division. The unaudited pro forma consolidated income statements for the nine months ended September 30, 2019 and for the years ended December 31, 2018 and 2017 and the unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2016 have been prepared to illustrate the effects of the sale as if it occurred on January 1, 2016. The unaudited pro forma consolidated balance sheet as of September 30, 2019 has been prepared to illustrate the effects of the sale as if it occurred on September 30, 2019.
The unaudited pro forma consolidated financial information is presented for informational purposes only and is not necessarily indicative of what the Company's consolidated financial position or results of operations actually would have been had the sale been completed at the dates presented. In addition, the information presented herein does not claim to project the future financial position or operating results of the Company. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements, including the notes thereto, as well as the accompanying notes to the unaudited pro forma financial statements.

TriMas Corporation
Pro Forma Consolidated Balance Sheet
As of September 30, 2019
(Unaudited - dollars in thousands)

	As Reported (a)	Lamons Division Discontinued Operations (b)	Pro Forma Adjustments		Pro Forma TriMas Corporation Continuing Operations
Assets
Current assets:
Cash and cash equivalents	$57,940	$(5,290)	$131,700	(c)	$184,350
Receivables, net	152,220	(32,080)	—		120,140
Inventories	176,300	(43,040)	—		133,260
Prepaid expenses and other current assets	8,150	(1,090)	—		7,060
Total current assets	394,610	(81,500)	131,700		444,810
Property and equipment, net	226,640	(15,580)	—		211,060
Operating lease right-of-use assets	36,750	(8,180)	—		28,570
Goodwill	332,670	—	—		332,670
Other intangibles, net	171,380	(5,760)	—		165,620
Deferred income taxes	1,100	—	—		1,100
Other assets	22,060	(200)	—		21,860
Total assets	$1,185,210	$(111,220)	$131,700		$1,205,690
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$30	$—	$—		30
Accounts payable	80,180	(18,980)	20,320	(d)	81,520
Accrued liabilities	46,560	(3,930)			42,630
Operating lease liabilities, current portion	8,500	(3,320)	—		5,180
Total current liabilities	135,270	(26,230)	20,320		129,360
Long-term debt, net	294,410	—	—		294,410
Operating lease liabilities	28,640	(4,900)	—		23,740
Deferred income taxes	21,700	(2,230)	—		19,470
Other long-term liabilities	43,130	—	—		43,130
Total liabilities	523,150	(33,360)	20,320		510,110
Preferred stock	—	—	—		—
Common stock	450	—	—		450
Paid-in capital	796,310	—	—		796,310
Accumulated deficit	(118,250)	(76,160)	111,380	(c) (d)	(83,030)
Accumulated other comprehensive income	(16,450)	(1,700)	—		(18,150)
Total shareholders' equity	662,060	(77,860)	111,380		695,580
Total liabilities and shareholders' equity	$1,185,210	$(111,220)	$131,700		$1,205,690

See accompanying notes to unaudited pro forma financial statements.

TriMas Corporation
Pro Forma Consolidated Statement of Income
Nine Months Ended September 30, 2019
(Unaudited - dollars in thousands, except per share amounts)

	As Reported (a)	Lamons Division Discontinued Operations (b)	Pro Forma TriMas Corporation Continuing Operations
Net sales	$697,490	$(144,880)	$552,610
Cost of sales	(511,080)	108,040	(403,040)
Gross profit	186,410	(36,840)	149,570
Selling, general and administrative expenses	(100,760)	21,620	(79,140)
Operating profit	85,650	(15,220)	70,430
Other expense, net:
Interest expense	(10,450)	—	(10,450)
Other income, net	1,280	(30)	1,250
Other expense, net	(9,170)	(30)	(9,200)
Income before income tax expense	76,480	(15,250)	61,230
Income tax expense	(16,260)	3,540	(12,720)
Net income	$60,220	$(11,710)	$48,510
Basic earnings per share:
Net income per share	$1.33		$1.07
Weighted average common shares—basic	45,448,711		45,448,711
Diluted earnings per share:
Net income per share	$1.32		$1.06
Weighted average common shares—diluted	45,745,421		45,745,421

See accompanying notes to unaudited pro forma financial statements.

TriMas Corporation
Pro Forma Consolidated Statement of Income
Twelve Months Ended December 31, 2018
(Unaudited - dollars in thousands, except per share amounts)

	As Reported (a)	Lamons Division Discontinued Operations (b)	Pro Forma TriMas Corporation Continuing Operations
Net sales	$877,140	$(172,110)	$705,030
Cost of sales	(633,020)	128,110	(504,910)
Gross profit	244,120	(44,000)	200,120
Selling, general and administrative expenses	(121,800)	30,920	(90,880)
Net loss on dispositions of assets	(250)	160	(90)
Operating profit	122,070	(12,920)	109,150
Other expense, net:
Interest expense	(13,910)	—	(13,910)
Other expense, net	(2,180)	(360)	(2,540)
Other expense, net	(16,090)	(360)	(16,450)
Income before income tax expense	105,980	(13,280)	92,700
Income tax expense	(22,680)	3,950	(18,730)
Net income	$83,300	$(9,330)	$73,970
Basic earnings per share:
Net income per share	$1.82		$1.61
Weighted average common shares—basic	45,824,555		45,824,555
Diluted earnings per share:
Net income per share	$1.80		$1.60
Weighted average common shares—diluted	46,170,464		46,170,464

See accompanying notes to unaudited pro forma financial statements.

TriMas Corporation
Pro Forma Consolidated Statement of Income
Twelve Months Ended December 31, 2017
(Unaudited - dollars in thousands, except per share amounts)

	As Reported (a)	Lamons Division Discontinued Operations (b)	Pro Forma TriMas Corporation Continuing Operations
Net sales	$817,740	$(161,580)	$656,160
Cost of sales	(598,350)	131,470	(466,880)
Gross profit	219,390	(30,110)	189,280
Selling, general and administrative expenses	(129,140)	33,310	(95,830)
Net loss on dispositions of property and equipment	(1,080)	880	(200)
Operating profit	89,170	4,080	93,250
Other expense, net:
Interest expense	(14,400)	10	(14,390)
Debt financing and related expenses	(6,640)	—	(6,640)
Other expense, net	(1,920)	110	(1,810)
Other expense, net	(22,960)	120	(22,840)
Income before income tax expense	66,210	4,200	70,410
Income tax expense	(35,250)	1,130	(34,120)
Net income	$30,960	$5,330	$36,290
Basic earnings per share:
Net income per share	$0.68		$0.79
Weighted average common shares—basic	45,682,627		45,682,627
Diluted earnings per share:
Net income per share	$0.67		$0.79
Weighted average common shares—diluted	45,990,252		45,990,252

See accompanying notes to unaudited pro forma financial statements.

TriMas Corporation
Pro Forma Consolidated Statement of Operations
Twelve Months Ended December 31, 2016
(Unaudited - dollars in thousands, except per share amounts)

	As Reported (a)	Lamons Division Discontinued Operations (b)	Pro Forma TriMas Corporation Continuing Operations
Net sales	$794,020	$(158,990)	$635,030
Cost of sales	(583,220)	129,300	(453,920)
Gross profit	210,800	(29,690)	181,110
Selling, general and administrative expenses	(151,960)	41,390	(110,570)
Net loss on dispositions of property and equipment	(1,870)	1,110	(760)
Impairment of goodwill and indefinite-lived intangible assets	(98,900)	—	(98,900)
Operating loss	(41,930)	12,810	(29,120)
Other expense, net:
Interest expense	(13,720)	50	(13,670)
Other expense, net	(2,580)	440	(2,140)
Other expense, net	(16,300)	490	(15,810)
Loss before income tax expense	(58,230)	13,300	(44,930)
Income tax benefit	18,430	(910)	17,520
Net loss	$(39,800)	$12,390	$(27,410)
Basic loss per share:
Net loss per share	$(0.88)		$(0.60)
Weighted average common shares—basic	45,407,316		45,407,316
Diluted loss per share:
Net loss per share	$(0.88)		$(0.60)
Weighted average common shares—diluted	45,407,316		45,407,316

See accompanying notes to unaudited pro forma financial statements.

TRIMAS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation
On December 20, 2019, TriMas completed the previously announced sale of its Lamons Division to two wholly-owned subsidiaries of an investment fund sponsored by First Reserve, pursuant to an Asset and Stock Purchase Agreement dated as of November 1, 2019 (the “Purchase Agreement”), for a purchase price of $135 million, subject to certain adjustments as set forth in the Purchase Agreement.
The unaudited pro forma consolidated financial information is based on historical consolidated financial information of TriMas, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, adjusted to reflect the sale of the Lamons Division. The unaudited pro forma consolidated income statements for the nine months ended September 30, 2019 and for the years ended December 31, 2018 and 2017 and the unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2016 have been prepared to illustrate the effects of the sale as if it occurred on January 1, 2016. The unaudited pro forma consolidated balance sheet as of September 30, 2019 has been prepared to illustrate the effects of the sale as if it occurred on September 30, 2019.
The unaudited pro forma consolidated financial information is presented for informational purposes only and is not necessarily indicative of what the Company's consolidated financial position or results of operations actually would have been had the sale been completed at the dates presented. In addition, the information presented herein does not claim to project the future financial position or operating results of the Company. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements, including the notes thereto, as well as the accompanying notes to the unaudited pro forma financial statements.
2. Pro Forma Adjustments
The following pro forma adjustments are included in the unaudited Pro Forma Financial Statements:

(a)
The as reported column in the unaudited pro forma consolidated financial information reflects TriMas' historical financial statements from continuing operations for the periods presented and do not reflect any adjustments related to the sale of the Lamons Division.

(b)	The information in the Lamons Division Discontinued Operations column in the unaudited pro forma consolidated financial information was derived from the Company's accounting records.

(c)
Reflects the estimated cash proceeds at closing in connection with the sale of the Lamons Division at an adjusted purchase price of $135.0 million, less estimated transaction costs of $3.3 million related primarily to investment banking, legal and other professional fees, which were unpaid as of December 20, 2019. Such proceeds have been shown as an addition to the recorded cash balance given the Company's intent to reinvest in its businesses in the future.

The final purchase price is subject to finalization of net working capital to be settled within 60 days of the closing date.
The pro forma cash proceeds is calculated as follows (in thousands):

Base purchase price	$135,000
Plus: cash sold	5,900
Less: net working capital adjustment	(5,900)
Adjusted purchase price	135,000
Less: transaction expenses	(3,300)
Pro forma cash proceeds	$131,700

(d)
The unaudited pro forma consolidated balance sheet contains tax adjustments associated with TriMas' income tax effects from the estimated taxable gain on divestiture of the Lamons Division, based on the applicable federal U.S. statutory rate of 21% and blended state tax rate of 3.4%, net of federal benefit, resulting in an increase to current liabilities for income taxes payable of $20.3 million.